UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2021

OWL ROCK CAPITAL CORPORATION II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue 38th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2021, ORCC II Financing LLC and OR Lending II LLC, subsidiaries of Owl Rock Capital Corporation II (the “Company”) and the Company, entered into Amendment No. 1 to the Second Amended and Restated Credit Agreement (the “Amendment” and the facility as amended, the “Secured Credit Facility”), which amended that certain Second Amended and Restated Credit Agreement, dated April 29, 2019 by and among ORCC II Financing LLC and OR Lending II LLC, as Borrowers, the lenders from time to time parties thereto (the “Lenders”), Goldman Sachs Bank USA, as sole lead arranger and syndication agent and administrative agent, State Street Bank and Trust Company as collateral agent and collateral administrator and Cortland Capital Market Services LLC as collateral custodian. Among other changes, the Amendment extended the reinvestment period and the stated maturity, and increased the commitments of the Borrowers.

The foregoing description is only a summary of certain of the provisions of the Amendment and is qualified in its entirety by the Amendment which is filed as an exhibit hereto.

Borrowings of ORCC II Financing LLC and OR Lending II LLC are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

10.1 Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of July 13, 2021, by and among ORCC II Financing LLC and OR Lending II LLC, as borrowers, Goldman Sachs Bank USA, as administrative agent, Owl Rock Capital Corporation II, as services provider and the lenders identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation II

Date: July 16, 2021	By:	/s/ Bryan Cole
Bryan Cole Chief Financial Officer